FOURTH AMENDMENT TO FOURTH AMENDED AND RESTATED AGREEMENT

                      OF LIMITED PARTNERSHIP OF FOAMEX L.P.

                          Dated as of February 27, 1998

                                  by and among

                                   FMXI, INC.,

                            TRACE FOAM COMPANY, INC.

                                  TRACE SPV LLC

                                 TRACE FOAM LLC

                                       and

                            FOAMEX INTERNATIONAL INC.

                 FOURTH AMENDMENT TO FOURTH AMENDED AND RESTATED
                 AGREEMENT OF LIMITED PARTNERSHIP OF FOAMEX L.P.

          This Fourth Amendment (this "Amendment") is made as of February 27, 1998, by and among FMXI, Inc., a Delaware corporation, Trace Foam Company, Inc., a Delaware corporation ("Trace Foam"), Trace SPV LLC, a Delaware limited liability company ("Trace SPV"), Trace Foam LLC, a Delaware limited liability company ("Trace LLC"), and Foamex International Inc., a Delaware corporation ("FII"), and amends the Fourth Amended and Restated Agreement of Limited Partnership of Foamex L.P., dated as of December 14, 1993, as amended on June 28, 1994, June 12, 1997, and December 23, 1997 (the "Fourth Partnership Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Fourth Partnership Agreement.

          WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of February 27, 1998, FMXI, Inc., a 1% managing general partner of the Partnership (FMXI, Inc. prior to the Merger, "Old FMXI"), merged (the "Merger") with and into Crain Industries, Inc., a 1% non-managing general partner of the Partnership ("Crain"), which surviving entity changed its name to FMXI, Inc. ("FMXI");

          WHEREAS, Trace Foam Company, Inc. ("Trace Foam") contributed (the "SPV Contribution") its 1% non-managing general partnership interest in Foamex L.P. (the "Interest") to Trace SPV;

          WHEREAS, Trace SPV contributed (the "TFLLC Contribution" and, together with the SPV Contribution, the "Contribution") the Interest to Trace LLC;

          WHEREAS, Trace LLC contributed the Interest to Foamex L.P., a Delaware corporation (the "Partnership"), for good and valuable consideration pursuant to the Transfer Agreement, dated as of February 27, 1998, by and between Trace LLC and the Partnership (the "Transfer Agreement"); and

          WHEREAS, the Partners wish to amend the Fourth Partnership Agreement to reflect the Merger of Crain and Old FMXI, the Contribution, and the transactions contemplated by the Transfer Agreement (collectively, the "Transaction").

          NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms hereof, the parties hereto, intending to be legally bound, hereby amend the Fourth Partnership Agreement as follows:

          Section 1. Withdrawal of Trace Foam and FMXI Merger. Notwithstanding any of the terms or provisions of the Fourth Partnership Agreement to the contrary, (i) upon the consummation of the Contribution, upon the execution, delivery and performance of the Transfer Agreement and upon the execution and delivery of this Amendment, Trace Foam, Trace SPV and Trace LLC shall each withdraw from the Partnership as a non-managing general partner of the Partnership and (ii) upon the consummation of the Merger and upon the execution and delivery of this Amendment, FMXI shall be the Managing General Partner of the Partnership in the place of Old FMXI and Crain shall no longer be a general partner of the Partnership.

          Section 2.   Amendment of Article 1.

          (a) The following definitions contained in Article 1 of the Fourth Partnership Agreement are hereby amended and restated in their entirety as follows:

               "FII Partner's Participation Percentage" means 98%.

               "Managing General Partner's Participation Percentage" means 2%.

               "Participation Percentages" means the FII Partner's Participation Percentage, the Managing General Partner's Participation Percentage and participation percentage associated with any additional Partnership Interests in the Partnership.

               "Partners" means the Managing General Partner and the Limited Partner(s); provided, that any Partner that ceases to hold all of its Partnership Interest shall be deemed to have withdrawn as a Partner of the Partnership.

          (b) The following definitions are hereby deleted from Article 1 of the Fourth Partnership Agreement:

               "Crain"

               "Crain Partner"

               "Crain Partner's Participation Percentage"

               "Crain Partner Interest"

               "21 Foam"

               "21 Foam Partner"

               "21 Foam Partner's Participation Percentage"

               "21 Foam Partner Interest"

          Section 3. Profits. Sections 4.1(a), (b), (c) and (d) of the Fourth Partnership Agreement are hereby deleted and new Sections 4.1(a) and (b) are added as follows:

          (a) first, 100% to the Managing General Partner until the aggregate allocations of Profits pursuant to this Section 4.1(a) are equal to the aggregate allocation of Losses pursuant to Section 4.2(b); and

          (b) second, among the Partners in proportion to their Participation Percentages.

          Section 4. Allocation of Losses. Sections 4.2(a), (b), (c) and (d) of the Fourth Partnership Agreement are hereby deleted and new Sections 4.2(a) and (b) are added as follows:

          (a) first, among the Partners in proportion to their Participation Percentages until the positive Capital Account balances of any Partner are reduced to zero; and

          (b)  second, the balance to the Managing General Partner.

          Section 5. Amendment of Section 5.4. The words "or the 21 Foam Partner" are hereby deleted from the final sentence of Section 5.4.

          Section 6.   Amendment of Section 7.1. The final two sentences of
Section 7.1 are hereby deleted.

          Section 7. Amendment of Section 11.2(b). Section 11.2(b) of the Fourth Partnership Agreement is hereby amended and restated in its entirety as follows:

          (b) to the Limited Partner to the extent it is a creditor, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for the payment thereof);

          Section 8. Deficit Capital Account Balances. Section 11.3 of the Fourth Partnership Agreement is hereby amended and restated as follows:

                  If, following the distributions and allocations upon the liquidation of the Managing General Partner Interest in the Partnership, such Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero within the time limits specified in Regulations Section 1.704-1(b)(2)(ii)(b)(3).

          Section 9.   Amendment of Section 13.7. The proviso at the end of
Section 13.7 is hereby deleted in its entirety.

          Section 10. Notices. Sections 13.10(a) and (b) of the Fourth Partnership Agreement are hereby deleted and a new Section 13.10(a) is added as follows:

          (a)  If to the FII Partner, Managing General Partner and/or
               Partnership:

               1000 Columbia Avenue
               Linwood, PA 19061

          Section 11. Continuation of Partnership. The parties hereto agree that the consummation of the transactions contemplated in this Amendment, the Merger and the withdrawal of Trace Foam as a non-managing general partner of the Partnership will not dissolve the Partnership and that the business of the Partnership shall be continued by the Managing General Partner.

          Section 12. Interim Closing. Each of the parties hereto who is a Partner pursuant to the Fourth Partnership Agreement prior to this Amendment agrees that it will be allocated income or loss for tax purposes pursuant to an interim closing of the books as of the date hereof pursuant to the relevant provisions of the Fourth Partnership Agreement.

          Section 13. Effect of Amendment. On and after the date hereof, each reference in the Fourth Partnership Agreement to "this Agreement", "hereof", "hereunder" or words of like import referring to the Fourth Partnership Agreement shall mean and be a reference to the Fourth Partnership Agreement as amended by this Amendment. The Fourth Partnership Agreement, as amended by this Amendment, shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

          Section 14. Further Assurances; Consent to Transactions. From time to time upon request and without further consideration, each of the parties hereto shall, and shall cause its subsidiaries and affiliates to, execute, deliver and acknowledge all such further instruments and do such further acts as any other party hereto may reasonably require to evidence or implement the transactions contemplated by this Amendment. Notwithstanding anything to the contrary contained in the Fourth Partnership Agreement, each of the parties hereto hereby consents to any and all of the transactions contemplated by this Amendment, including the Transactions.

          Section 15. Waiver. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to any subsequent or other failure.

          Section 16. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          Section 17. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same Amendment.

          Section 18. Severability. If any provision of this Amendment shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Amendment. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Amendment shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

          Section 19. Headings. The headings used herein are for convenience of reference only, are not a part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, any provision of this Amendment or the Fourth Partnership Agreement.

              [The remainder of this page is intentionally blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their respective duly authorized officers thereunto as of the date first written above.


                                   FMXI, INC.,
                                   as Managing General Partner

                                           /s/ George Karpinski
                                   ----------------------------------
                                   By:     George Karpinski
                                   Title:  Vice President



                                   TRACE FOAM COMPANY, INC.,
                                   as Withdrawing General Partner

                                           /s/ Philip N. Smith, Jr.
                                   ----------------------------------
                                   By:     Philip N. Smith, Jr.
                                   Title:  Vice President



                                   TRACE SPV LLC,
                                   as Withdrawing General Partner

                                   By:  Trace Foam Company, Inc.
                                   Its: Sole Member


                                          /s/ Philip N. Smith, Jr.
                                   ----------------------------------
                                   By:    Philip N. Smith, Jr.
                                   Title: Vice President



                                   TRACE FOAM LLC,
                                   as Withdrawing General Partner

                                   By:  Trace SPV LLC
                                   Its: Sole Member

                                        By:  Trace Foam Company, Inc.
                                        Its: Sole Member


                                               /s/ Philip N. Smith, Jr.
                                        -------------------------------
                                        By:    Philip N. Smith, Jr.
                                        Title: Vice President

                                        FOAMEX INTERNATIONAL INC.,
                                        as Limited Partner

                                                /s/ George Karpinski
                                        -------------------------------
                                        By:     George Karpinski
                                        Title:  Vice President